Exhibit 10.17
JPMORGAN CHASE BANK, N.A.
383 Madison Avenue
New York, NY 10179

BARCLAYS
745 Seventh Avenue
New York, NY 10019

GOLDMAN SACHS BANK USA
GOLDMAN SACHS LENDING PARTNERS LLC
200 West Street
New York, NY 10282

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
Eleven Madison Avenue
New York, New York 10010

MUFG UNION BANK, N.A.
1221 Avenue of the Americas
New York, NY 10020

MIZUHO BANK, LTD.
1251 Avenue of the Americas
New York, NY 10020

BANK OF AMERICA, N.A.
BofA SECURITIES, INC.
One Bryant Park
New York, NY 10036

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, NY 10013

BNP PARIBAS
787 Seventh Avenue
New York, New York 10019

MORGAN STANLEY BANK, N.A.
1585 Broadway
New York, New York 10036

WELLS FARGO BANK, NATIONAL
ASSOCIATION
550 S Tryon St.
Charlotte, NC 28202

PERSONAL AND CONFIDENTIAL

February 14, 2020

PG&E Corporation
Pacific Gas and Electric Company
77 Beale Street
P.O. Box 77000
San Francisco, California 94177
Attention: Nicholas M. Bijur

PG&E Corporation
Amendment No. 4 to Commitment Letter
Ladies and Gentlemen:
Reference is made to that certain Commitment Letter, dated as of October 4, 2019 (together with the annexes thereto, as supplemented by that certain Joinder Letter dated as of October 28, 2019, that certain Amendment No. 1 to Commitment Letter dated as of November 18, 2019, that certain Joinder Letter dated as of December 2, 2019, that certain Amendment No. 2 to Commitment Letter dated as of December 20, 2019, that certain Amendment No. 3 to Commitment Letter dated as of January 30, 2020 and as further amended from time to time in accordance with the terms thereof, the “Commitment Letter”), between PG&E Corporation, a California corporation (“PG&E”) (together with any domestic entity formed to hold all of the assets of PG&E upon emergence from bankruptcy, the “Borrower”), Pacific Gas and Electric Company, a California corporation (or any domestic entity formed to hold all of the assets of Pacific Gas and Electric Company upon emergence from bankruptcy, the “Utility” and together with PG&E, the “Debtors” or “you”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Bank of America, N.A. (“BANA”), BofA Securities, Inc. (or any of its designated affiliates, “BofA”, and together with BANA, “Bank of America”), Barclays Bank PLC (“Barclays”), Citigroup Global Markets Inc. on behalf of Citi (as defined below), Goldman Sachs Bank USA (“GS Bank”) and Goldman Sachs Lending Partners LLC (“GSLP”, and together with GS Bank, “Goldman Sachs”) (JPMorgan, Bank of America, Barclays, Citi and Goldman Sachs, collectively, the “Initial Commitment Parties”) and BNP Paribas (“BNP”), Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), Morgan Stanley Bank, N.A. (“Morgan Stanley”), MUFG Union Bank, N.A. (“MUFG”), Wells Fargo Bank, National Association (“Wells Fargo”) and Mizuho Bank, Ltd. (“Mizuho”, collectively with BNP, Credit Suisse, Morgan Stanley, MUFG, Wells Fargo and the Initial Commitment Parties, the “Commitment Parties” , “we” or “us”), regarding a senior unsecured bridge facility for the Borrower defined therein as the Facility and the related transactions described therein. “Citi” shall mean Citigroup Global Markets Inc., Citibank N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as any of them shall determine to be appropriate to provide the services contemplated herein. Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter.
Each party to this Amendment No. 4 to Commitment Letter (this “Amendment”) hereby agrees that the Commitment Letter is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Schedule I hereto.
Each party hereto agrees to maintain the confidentiality of this Amendment and the terms hereof, subject to the confidentiality provisions contained in the Commitment Letter. The provisions of the third paragraph of Section 9 of the Commitment Letter are incorporated herein, mutatis mutandis, as if the references to the Commitment Letter were to this Amendment. Each of the parties hereto (for itself and its affiliates) (a) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Commitment Letter, this Amendment, or the transactions contemplated thereby or hereby, in any such New York State court or in any such Federal court and

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(b) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Except as specifically amended by this Amendment, the Commitment Letter shall remain in full force and effect. This Amendment shall be construed in connection with and form part of the Commitment Letter, and any reference to the Commitment Letter shall be deemed to be a reference to the Commitment Letter as amended by this Amendment. Neither this Amendment nor the Commitment Letter (including the attachments hereto and thereto) may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours JPMORGAN CHASE BANK, N.A.

By:	/s/ Sandeep S. Parihar
Name:	Sandeep S. Parihar
Title:	Executive Director

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

BofA SECURITIES, INC.

By:	/s/ Sanjay Rijhwani
Name:	Sanjay Rijhwani
Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/ Sanjay Rijhwani
Name:	Sanjay Rijhwani
Title:	Managing Director

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

BARCLAYS BANK PLC

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

BNP PARIBAS

By:	/s/ Nicole Rodriguez
Name:	Nicole Rodriguez
Title:	Director

By:	/s/ Ade Adedeji
Name:	Ade Adedeji
Title:	Director

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Vipul Dhadda
Name:	VIPUL DHADDA
Title:	AUTHORIZED SIGNATORY

By:	/s/ SoVonna Day-Goins
Name:	SoVonna Day-Goins
Title:	AUTHORIZED SIGNATORY

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

MORGAN STANLEY BANK, N.A.

By:	/s/ Maya Venkatraman
Name:	Maya Venkatraman
Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

MUFG UNION BANK, N.A.

By:	/s/ Nietzsche Rodricks
Name:	Nietzsche Rodricks
Title:	Managing Director

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory R. Gredvig
Name:	Gregory R. Gredvig
Title:	Director

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

MIZUHO BANK LTD.

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Managing Director

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

ACCEPTED AND AGREED AS OF
THE DATE FIRST WRITTEN ABOVE:

PG&E CORPORATION

By:	/s/ Nicholas M. Bijur
Name:	Nicholas M. Bijur
Title:	Vice President and Treasurer

PACIFIC GAS AND ELECTRIC COMPANY

By:	/s/ Nicholas M. Bijur
Name:	Nicholas M. Bijur
Title:	Vice President and Treasurer

[Signature Page to Amendment No. 4 to Commitment Letter (PG&E)]

SCHEDULE I
[Attached]

as contemplated by the Plan; provided that, notwithstanding the foregoing, if (A) the aggregate principal amount of Specified Debt issued or incurred by the Borrower plus the aggregate principal amount of Excluded Debt issued or incurred by the Borrower pursuant to clause (vi) plus the principal amount of Surviving Debt of the Borrower exceeds $~~7,000~~5,000 million, or (B) the aggregate principal amount of Specified Debt issued or incurred by Utility or its subsidiaries plus the aggregate principal amount of Excluded Debt issued or incurred by the Utility or its subsidiaries pursuant to clause (iv), (v), (vi) or (vii), plus the principal amount of Surviving Debt of the Utility or its subsidiaries exceeds $~~30,000~~33,350 million, then in either case the commitments with respect to the Facility shall be reduced, or the loans under the Facility shall be prepaid, by an equivalent amount (for the avoidance of doubt, until such commitments or the aggregate principal amount of such loans, in either case, equal zero).

“Excluded Equity Offerings” shall mean (i) issuances pursuant to employee compensation plans, employee benefit plans, employee based incentive plans or arrangements, employee stock purchase plans, dividend reinvestment plans and retirement plans or issued as compensation to officers and/or non-employee directors or upon conversion or exercise of outstanding options or other equity awards, (ii) issuances of directors’ qualifying shares and/or other nominal amounts required to be held by persons other than PG&E, the Borrower and their respective subsidiaries under applicable law, (iii) issuances to or by a subsidiary of the Borrower to the Borrower or any other subsidiary of the Borrower (including in connection with existing joint venture arrangements), (iv) any equity issued pursuant to the Plan in an aggregate amount not to exceed $~~12,000~~9,000 million, (v) any Designated Permitted Financing and (vi) additional exceptions to be agreed.

“Qualifying Bank Financing” shall mean a committed but unfunded bank or other credit facility for the incurrence of debt for borrowed money by the Borrower or the Utility that has become effective for the purposes of financing the Transactions (excluding, for the avoidance of doubt, the Facility), subject to conditions to funding that are, in the written determination of the Borrower, no less favorable to the Borrower than the conditions to the funding of the Facility set forth herein.

In addition, with respect to any Included Securitization Transactions, (x) if the proceeds of such Included Securitization Transaction are received, or commitments with respect thereto are entered into, on or prior to the Closing Date, such proceeds or committed amounts shall be applied as set forth under “Closing Date Securitization Waterfall” below and (y) if the proceeds of such Included Securitization Transaction are received after the Closing Date, then, without duplication of any reduction pursuant to clause (x) above, such proceeds shall be applied to prepay the Facility to the maximum extent permitted by applicable law and regulatory approvals and thereafter shall be applied to prepay the Utility Facility

“Included Securitization Transaction” shall mean any securitization transaction of the Borrower, the Utility or its Subsidiaries other than any non-recourse pass-through securitization transaction contemplated by A.B. 1054, 2019 Assemb. (Cal. 2019) (for the avoidance of doubt, non-recourse pass-through securitization transactions shall not include any securitization all or a portion of which is, directly or indirectly, credited, rebated or otherwise paid to customers).

“Fire Victim Trust Securitization” shall mean a tax benefits securitization all or a portion of the proceeds of which will be utilized to finance the Fire Victim Trust contemplated by (and as defined in) the Plan.

In addition, the aggregate commitments in respect of the Facility shall be permanently reduced to zero on the Commitment Termination Date.
The Borrower shall provide the Administrative Agent with prompt written notice of any mandatory prepayment or commitment reduction being required hereunder.
Amounts borrowed under the Facility that are repaid or prepaid may not be reborrowed.
Closing Date Securitization Waterfall:	On or prior to the Closing Date, the proceeds of all Included Securitization Transactions shall be applied as follows (the “Closing Date Securitization Waterfall”):

First, at the Borrower’s election, in lieu of (and to reduce) the requirement for Designated Permitted Financing (and the intended use of proceeds thereof) as specified in clause 14 of Annex B, up to $~~2,000~~6,000 million to finance a portion of the Transactions;

Second, to the extent constituting proceeds of a Fire Victim Trust Securitization, to finance the Fire Victim Trust as contemplated by the Plan, up to $1,350 million;
Third, to reduce commitments under the Facility on a dollar-for-dollar basis in accordance with the Mandatory Prepayments and Commitment Reductions section above, up to $2,000 million;
Fourth, to be deposited as cash on the balance sheet of the Borrower, the Utility or its Subsidiaries on the Closing Date, up to $650 million;

~~Fifth, at the Borrower’s election, in lieu of (and to reduce) the minimum equity requirement (and the intended use of proceeds thereof) as specified in clause 13 of Annex B, up to $4,000 million;~~
Thereafter, as the Borrower shall direct (but, for the avoidance of doubt, with no ~~further~~ reduction to the minimum equity requirement, as specified in clause 13 of Annex B).

Voluntary Prepayments and Reductions in Commitments:	Prepayments of borrowings under the Facility will be permitted at any time, in whole or in part and in minimum principal amounts to be agreed upon, without premium or penalty, subject to reimbursement of the Lenders’ redeployment costs in the case of a prepayment of Adjusted LIBOR borrowings other than on the last day of the relevant interest period. The Borrower may voluntarily reduce unutilized portions of the commitments under the Facility at any time without penalty.
Amounts borrowed under the Facility that are repaid or prepaid may not be reborrowed.
Documentation:
The making of the loans under the Facility will be governed by definitive loan and related agreements and documentation (collectively, the “Facility Documentation” and the principles set forth in this paragraph, the “Documentation Principles”) to be negotiated in good faith, which will be based on the Borrower’s Second Amended and Restated Credit Agreement, dated as of April 27, 2015, among the Borrower, the financial institutions from time to time party thereto and Bank of America, N.A., as administrative agent (as amended from time to time prior to the date hereof, the “Pre-Petition Credit Agreement”). The Facility Documentation will contain only those representations and warranties, affirmative and negative covenants, mandatory prepayments and commitment reductions, and events of default expressly set forth in the Commitment Letter (including this Annex A). The Facility Documentation shall include modifications to the Pre-Petition Credit Agreement (a) as are necessary to reflect the terms set forth in the Commitment Letter (including this Annex A) and the Fee Letter, (b) to reflect any changes in law or accounting standards since the date of the Pre-Petition Credit Agreement, (c) to reflect the operational or administrative requirements of the Administrative Agent and operational requirements of the Borrower and its subsidiaries, (d) to reflect the nature of the Facility as a bridge facility, (e) to reflect the Borrower’s pro forma capital structure, (f) to reflect certain provisions in the DIP Facility Credit Agreement to be agreed and (g) to reflect the terms of the Plan.

Representations and Warranties:
The Facility Documentation will contain only the following representations and warranties, which shall be made on the effectiveness of the Facility Documentation (the “Facility Documentation Effective Date”) and on the Closing Date, and be based on those in the Pre-Petition Credit Agreement (subject to the Documentation Principles): financial condition, no change, existence; compliance with law; power; authorization; enforceable obligations; no legal bar; litigation; no default; taxes; federal regulations; ERISA; investment company act and other regulations; use of proceeds; environmental matters; no EEA financial institution; regulatory matters; solvency (after giving effect to the Transactions, with “solvency” to be defined consistent with the solvency certificate attached hereto as Annex B-1); full disclosure; beneficial ownership certification; anti-corruption and sanctions; ownership of property; subsidiaries; and intellectual property.

Conditions to Borrowing on the Closing Date:	The borrowing under the Facility on the Closing Date will be subject to the conditions expressly set forth in Annex B to the Commitment Letter (the “Funding Conditions”).
Affirmative Covenants:	The Facility Documentation will contain only the following affirmative covenants, which shall become effective on the Facility Documentation Effective Date, and be based on those in the Pre-Petition Credit Agreement (subject to the Documentation Principles): financial statements, certificates and other information, payment of taxes, maintenance of existence, compliance, maintenance of property, insurance, inspection of property, books and records, discussions, notices, maintenance of licenses, and maintenance of ratings (but, for the avoidance of doubt, not any particular rating).
Negative Covenants:
The Facility Documentation will contain only the following negative covenants, which shall become effective on the Facility Documentation Effective Date, and be based on those in the Pre-Petition Credit Agreement (subject to the Documentation Principles): liens (which shall permit a lien on the stock of the Utility securing the Permanent Financing to the extent the Facility is secured on an equal and ratable basis with the Permanent Financing), fundamental changes, debt (with exceptions to be agreed, including debt for borrowed money of the Borrower (including the Facility and the Permanent Financing) not to exceed $~~7,000~~5,000 million and the Revolving Credit Facility and debt for borrowed money of the Utility and its subsidiaries not to exceed $30,00033,350 million and a revolving credit facility in an amount not to exceed $3,500 million); ownership of 100% of the common stock of the Utility; no limitations on dividends or payment from the Utility to the Borrower; change in the nature of business; investments; restricted payments; affiliate transactions; prepayments or modifications of junior debt, modifications of organizational documents, sale leaseback transactions, swap agreements, and change of fiscal year.

9. The Utility shall have received investment grade senior secured debt ratings of (i) in the case of Moody’s, Baa3 or better and (ii) in the case of S&P, BBB- or better and in each case, with a stable or better outlook.
10. Total PG&E weighted average earning rate base (including electric generation, electric transmission, electric distribution, gas distribution, gas transmission and storage) for estimated 2021 as approved by the CPUC shall be no less than 95% of $48 billion.
11. Since June 30, 2019, no result, occurrence, fact, change, event, effect, violation, penalty, inaccuracy or circumstance (whether or not constituting a breach of a representation, warranty or covenant set forth in the Plan) that, individually or in the aggregate with any such other results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies, or circumstances, (i) would have or would reasonably be expected to have a material adverse effect on the business, operations, assets, liabilities, capitalization, financial performance, financial condition or results of operations, in each case, of the Debtors, taken as a whole, or (ii) would reasonably be expected to prevent or materially delay the ability of the Debtors to consummate the transactions contemplated by this Commitment Letter or the Plan or perform their obligations hereunder or thereunder, including their obligations under the Facility or the Utility Facility (each a “Material Adverse Effect”) shall have occurred; provided, however, that none of the following results, occurrences, facts, changes, events, effects, violations, penalties, inaccuracies or circumstances shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: (A) the filing of the Chapter 11 Cases, and the fact that the Debtors are operating in bankruptcy, (B) results, occurrences, facts, changes, events, violations, inaccuracies or circumstances affecting (1) the electric or gas utility businesses in the United States generally or (2) the economy, credit, financial, capital or commodity markets, in the United States or elsewhere in the world, including changes in interest rates, monetary policy or inflation, (C) changes or prospective changes in law (other than any law or regulation of California or the United States that is applicable to any electrical utility) or in GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, (D) any decline in the market price, or change in trading volume, of any securities of the Debtors, (E) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, credit ratings, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (F) any wildfire occurring after the Petition Date and prior to January 1, 2020, and (G) one or more wildfires, occurring on or after January 1, 2020, that destroys or damages fewer than 500 Structures in the aggregate (it being understood that (I) the exceptions in clauses (D) and (E) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein is a Material Adverse Effect, and (II) a Material Adverse Effect shall include the occurrence of one or more wildfires on or after January 1, 2020 destroying or damaging at least 500 Structures within PG&E’s service area at a time when the portion of PG&E’s system at the location of such wildfire was not successfully de-energized.
12. The Debtors’ aggregate liability with respect to Fire Claims shall be determined (whether (i) by the Bankruptcy Court (or the District Court to which the reference has been partially withdrawn for estimation purposes), (ii) pursuant to an agreement between the Debtors and the holders of Fire Claims, or (iii) through a combination thereof) not to exceed the Fire Claims Cap.
13. PG&E shall have received at least $~~12,000~~9,000 million of proceeds from the issuance of equity, on terms acceptable to each Commitment Party in its sole discretion~~, provided that (i) up to $2,000 million of such proceeds shall be permitted to come from the proceeds of preferred equity or equity linked securities issued by PG&E or the Utility, so long as such issuance could not reasonably be expected to negatively impact cash distributions to the Borrower or distributions that will be available to service debt at the Borrower and (ii) such amount may be reduced by up to $4,000 million from the proceeds of any Included Securitization Transaction on terms reasonably satisfactory to the Commitment Parties subject to compliance with the Closing Date Securitization Waterfall set forth in Annex A~~. The economic benefit of the net operating loss carryforwards and other tax attributes of the Borrower, the Utility or its subsidiaries shall not have been transferred (pursuant to a tax monetization transaction or otherwise) except on terms that could not reasonably be expected to negatively impact the cash flows of the Borrower, the Utility or its subsidiaries as determined by the Arrangers in their sole discretion.

14. ~~PG&E~~The Utility shall have received at least $~~2,000~~6,000 million of proceeds from any issuance of debt securities or other debt for borrowed money (including pursuant to any bank or other credit facility and any securitization securities or facilities) or any issuance of equity securities (including shares of its common stock or preferred equity or equity-linked securities), in any case on terms acceptable to each Commitment Party in its sole discretion (the “Designated Permitted Financing”), provided that if such Designated Permitted Financing is an Included Securitization Transaction, it is applied in lieu of (and to reduce) the requirement under this paragraph in compliance with the Closing Date Securitization Waterfall set forth in Annex A.
15. The Utility has both (i) elected, and received Bankruptcy Court approval, to participate in the Go-Forward Wildfire Fund (as defined in the Plan) and (ii) satisfied the other conditions to participation in the Go-Forward Wildfire Fund set forth in the Wildfire Legislation (as defined in the Plan).
16. PG&E shall own directly 100% of the common stock of the Utility.
17. No order of a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation or funding of any transactions contemplated by the Plan shall have been received by the Debtors, and no law, statute, rule, regulation or ordinance shall have been adopted that makes the consummation or funding of any transactions contemplated by the Plan illegal or otherwise prohibited. The Utility shall have delivered to the Arrangers a financial model satisfactory to the Arrangers reflecting sources and uses and capital structure, together with a certification by the Utility that such financial model demonstrates compliance with all regulatory requirements (including all CPUC approvals).
18. One or more investment banks reasonably satisfactory to the Commitment Parties shall have been engaged to publicly sell or privately place the Notes for the purpose of reducing, replacing or refinancing the Facility.